Exhibit 99.1

COHEN & COMPANY REPORTS FOURTH QUARTER & FULL YEAR 2021 FINANCIAL RESULTS

Board Declares Quarterly Dividend of $0.25 per Share and Special Dividend of $0.75 per Share

Fourth Quarter Net Income Attributable to Cohen & Company Inc. of $3.6 Million, or $2.13 per Diluted Share

Fourth Quarter Adjusted Pre-Tax Income of $6.4 Million, or $1.23 per Diluted Share

Full Year Net Income Attributable to Cohen & Company Inc. of $11.3 Million, or $7.48 per Diluted Share

Full Year Adjusted Pre-Tax Income of $32.8 Million, or $6.50 per Diluted Share

Philadelphia and New York, March 8, 2022 – Cohen & Company Inc. (NYSE American: COHN), a financial services firm specializing in fixed income markets and, more recently, in SPAC markets, today reported financial results for its fourth quarter and full year ended December 31, 2021.

Summary Operating Results

	Three Months Ended			Twelve Months Ended
($ in thousands)	12/31/21	9/30/21	12/31/20	12/31/21	12/31/20
Net trading	$15,204	$16,599	$18,087	$69,385	$73,611
Asset management	5,136	1,856	3,821	10,923	8,759
New issue and advisory	17,209	8,838	1,734	28,736	2,234
Principal transactions and other revenue	(10,507)	(20,709)	42,723	37,324	45,506
Total revenues	27,042	6,584	66,365	146,368	130,110

Compensation and benefits	23,634	20,577	23,479	85,048	59,902
Non-compensation operating expenses	6,069	5,125	5,111	21,727	19,997
Goodwill impairment	-	-	-	-	7,883
Operating income	(2,661)	(19,118)	37,775	39,593	42,328

Interest expense, net	(1,706)	(1,731)	(1,951)	(7,233)	(9,589)
Other non-operating income	-	-	-	2,127	-
Income (loss) from equity method affiliates	28,498	2,857	(244)	36,010	(2,955)
Income (loss) before income tax expense (benefit)	24,131	(17,992)	35,580	70,497	29,784

Income tax expense (benefit)	(2,191)	(248)	(8,046)	(1,614)	(8,669)
Net income (loss)	26,322	(17,744)	43,626	72,111	38,453
Less: Net income (loss) attributable to the convertible non-controlling interest	4,954	(11,221)	17,074	25,255	14,200
Less: Net income (loss) attributable to the non-convertible non-controlling interest	17,737	(3,094)	11,801	35,574	10,048
Net income (loss) attributable to Cohen & Company Inc.	$3,631	$(3,429)	$14,751	$11,282	$14,205
Fully diluted net income (loss) per share	$2.13	$(3.46)	$7.64	$7.48	$7.66

Adjusted pre-tax income (loss)	$6,394	$(14,898)	$23,779	$32,796	$27,619
Fully diluted adjusted pre-tax income (loss) per share	$1.23	$(3.57)	$4.64	$6.50	$5.72

Lester Brafman, Chief Executive Officer of Cohen & Company, said, “2021 was a year of progress for Cohen & Company, both in terms of our financial results and in transitioning our business model away from a predominantly fixed income trading firm to one with diverse, high value-added revenue streams including investment banking, commercial real estate origination, and asset management. We are encouraged by this progress and excited for the year ahead as we continue to execute on our strategic goals. In light of our strong 2021 operating results, we are pleased to announce a special one-time dividend of $0.75 per share, in addition to our regular quarterly dividend of $0.25 per share, underscoring our ongoing confidence in our business and focus on enhancing shareholder value.”

Brafman continued, “It is important to reiterate that our involvement in the SPAC market as a sponsor, asset manager, and investor will result in increased holdings of public equity positions in post-business combination companies as part of our principal investing portfolio. The value of these increased holdings will be subject to market conditions, especially given the current economic uncertainty and capital markets disruption caused by recent geopolitical instability. While there may be some increased volatility in the SPAC market that may impact our reported results, we continue to execute well against our strategic objectives and believe that the initiatives underway in investment banking, CRE loan origination, asset management, gestation repo, and in our SPAC franchise will generate long-term value for our shareholders.”

Financial Highlights

•	Net income attributable to Cohen & Company Inc. was $3.6 million, or $2.13 per diluted share, for the three months ended December 31, 2021, compared to net loss of $3.4 million, or $3.46 per diluted share, for the three months ended September 30, 2021, and net income of $14.8 million, or $7.64 per diluted share, for the three months ended December 31, 2020. Adjusted pre-tax income was $6.4 million, or $1.23 per diluted share, for the three months ended December 30, 2021, compared to adjusted pre-tax loss of $14.9 million, or $3.57 per diluted share, for the three months ended September 30, 2021, and adjusted pre-tax income of $23.8 million, or $4.64 per diluted share, for the three months ended December 31, 2020. Adjusted pre-tax income (loss) and adjusted pre-tax income (loss) per diluted share are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). See Note 1 below.

•	Revenues during the three months ended December 31, 2021 increased $20.5 million from the prior quarter and decreased $39.3 million from the prior year quarter.

o	Net trading revenue was $15.2 million for the three months ended December 31, 2021, down $1.4 million from the prior quarter and $2.9 million from the year-ago quarter. The decrease from the prior quarter was primarily due to lower trading revenue from the Company’s mortgage and corporate groups. The decrease from the year-ago quarter was primarily due to lower trading revenue from the Company’s corporate, agencies, SBA, and credit groups, which was partially offset by higher gestation repo trading revenue.

o	Asset management revenue was $5.1 million for the three months ended December 31, 2021, up $3.3 million from prior quarter and up $1.3 million from the year-ago quarter. The increase from the prior quarter was primarily related to an incentive allocation earned by the manager of the Company’s SPAC funds. The increase from the year-ago quarter was due to higher revenue from the Company’s investment funds, including an increase in the incentive allocation earned by the manager of the Company’s SPAC funds, which was partially offset by lower revenue from the Company’s managed CDOs. This reflects the changing mix of the Company’s assets under management, with the Company’s SPAC funds, US insurance funds, and European insurance funds growing as the Company’s managed CDO portfolio shrinks.

o	New issue and advisory revenue was $17.2 million for the three months ended December 31, 2021, up $8.4 million from the prior quarter and $15.5 million from the year-ago quarter. In the current quarter, the Cohen & Company Capital Markets investment banking team generated $15.1 million, the CRE origination team generated $1.4 million, and the European insurance origination team generated $0.7 million of the new issue and advisory revenue.

2

o	Principal transactions and other revenue was negative $10.5 million for the three months ended December 31, 2021, compared to negative $20.7 million in the prior quarter and positive $42.7 million in the year-ago quarter. The changes were primarily related to mark-to-market adjustments on the Company’s principal investments in Metromile Inc., Shift Technologies, Inc., and various PIPE investments in SPAC business combinations. Note that the $10.5 million of negative principal transactions revenue in the current quarter is offset by a $2.8 million credit recorded in the net income (loss) attributable to the non-convertible non-controlling interest line item. The Company’s involvement in the SPAC market as a sponsor, asset manager, and investor, has resulted in increased holdings of public equity positions in post-business combination companies, often restricted, which are subject to market adjustments, both up and down. See the chart below for detail of principal transactions and other revenue, and the impact of Insurance SPAC/Shift Technologies, Inc. and Insurance SPAC II/Metromile Inc. on adjusted pre-tax income (loss).

	For the Three Months Ended			Twelve Months Ended
($ in thousands)	12/31/21	9/30/21	12/31/20	12/31/21	12/31/20
Principal transactions and other revenue:
Metromile Inc. (MILE)	$(2,377)	$(14,349)	$-	$43,655	$-
Shift Technologies, Inc. (SFT)	(6,259)	(3,121)	40,619	(5,258)	40,619
Subtotal MILE and SFT	(8,636)	(17,470)	40,619	38,397	40,619
PIPE investments in SPAC business combinations	(4,082)	(5,568)	-	(8,962)	-
Other	2,211	2,329	2,104	7,889	4,887
Total principal transactions and other revenue	$(10,507)	$(20,709)	$42,723	$37,324	$45,506

	For the Three Months Ended			Twelve Months Ended
($ in thousands)	12/31/21	9/30/21	12/31/20	12/31/21	12/31/20
Impact of Insurance SPAC/Shift Technologies, Inc. and Insurance SPAC II/Metromile Inc. on Adjusted Pre-Tax Income (Loss):
Principal transactions and other revenue	$(8,636)	$(17,470)	$40,619	$38,397	$40,619
Equity-based compensation expense	-	-	(11,700)	(13,068)	(11,700)
Other operating expense	-	(6)	-	(13)	-
Income (loss) from equity method affiliates	-	-	(84)	(106)	(3,138)
Less: Net income (loss) attributable to the non-convertible non-controlling interest	-	-	10,640	21,204	8,919
Net impact to adjusted pre-tax income (loss)	$(8,636)	$(17,476)	$18,195	$4,006	$16,862

•	Compensation and benefits expense during the three months ended December 31, 2021 increased $3.1 million from the prior quarter and $0.2 million from the prior year quarter. The increase from the prior quarter was primarily related to accrued compensation related to the new issue and advisory revenue in the current quarter. The number of Company employees was 118 as of December 31, 2021, compared to 115 as of September 30, 2021, and 87 as of December 31, 2020.

•	Interest expense during the three months ended December 31, 2021 was comparable to the prior quarter and decreased $0.2 million from the prior year quarter.

•	Income (loss) from equity method affiliates during the three months ended December 31, 2021 was $28.5 million, which was primarily due to one of the Company’s equity method investees, the sponsor of Athena Technology Acquisition Corp., closing its SPAC business combination with Heliogen, Inc., generating income from equity method affiliates of $28.4 million and related net income attributable to the non-convertible non-controlling interest of $18.6 million. Income (loss) from equity method affiliates fluctuates primarily depending on the timing of the closing of the business combinations by the Company’s equity method investees that are sponsors of SPACs, which typically result in increased value of founder shares allocable to the Company by the sponsors.

3

•	Income tax benefit during the three months ended December 31, 2021 was $2.2 million, compared to $0.2 million in the prior quarter, and $8.0 million in the prior year quarter. The Company will continue to evaluate its operations on a quarterly basis and may make adjustments to the valuation allowance applied against the Company's net operating loss and net capital loss tax assets. Future adjustments could be material and may result in additional tax benefit or tax expense.

Total Equity and Dividend Declaration

•	As of December 31, 2021, total equity was $149.5 million, compared to $101.4 million as of December 31, 2020; the non-convertible non-controlling interest component of total equity was $31.9 million as of December 31, 2021 and $27.8 million as of December 31, 2020. Thus, the total equity excluding the non-convertible non-controlling interest component was $117.6 million as of December 31, 2021, a $44.0 million increase from $73.6 million as of December 31, 2020.

•	The Company’s Board of Directors has declared a quarterly dividend of $0.25 per share and a special dividend of $0.75 per share, both payable on April 5, 2022, to stockholders of record as of March 22, 2022. The Board of Directors will continue to evaluate the dividend policy each quarter, and future decisions regarding dividends may be impacted by quarterly operating results and the Company’s capital needs.

Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time (ET), today, March 8, 2022, to discuss these results. The conference call will be available via webcast. Interested parties can access the webcast by clicking the webcast link on the Company’s homepage at www.cohenandcompany.com. Those wishing to listen to the conference call with operator assistance can dial (800) 459-5346 (domestic) or (203) 518-9544 (international), with participant passcode COHQ421, or request the Cohen & Company earnings call. A replay of the call will be available for three days following the call by dialing (800) 925-9539 or (402) 220-5389.

About Cohen & Company

Cohen & Company is a financial services company specializing in fixed income markets and, more recently, in SPAC markets. It was founded in 1999 as an investment firm focused on small-cap banking institutions but has grown to provide an expanding range of capital markets and asset management services. Cohen & Company’s operating segments are Capital Markets, Asset Management, and Principal Investing. The Capital Markets segment consists of fixed income sales, trading, and matched book repo financing as well as new issue placements in corporate and securitized products, and advisory services, operating primarily through Cohen & Company’s subsidiaries, J.V.B. Financial Group, LLC in the United States and Cohen & Company Financial Europe Limited S.A. in Europe. A division of JVB, Cohen & Company Capital Markets is the Company’s full-service boutique investment banking platform focusing on SPAC advisory, capital markets advisory, and M&A advisory, with clients primarily in the financial technology (commonly referred to as "fintech") and SPAC spaces. The Asset Management segment manages assets through collateralized debt obligations, managed accounts, and investment funds. As of December 31, 2021, the Company managed approximately $2.4 billion in primarily fixed income assets in a variety of asset classes including US and European trust preferred securities, subordinated debt, and corporate loans. As of December 31, 2021, 52.6% of the Company’s assets under management were in collateralized debt obligations that Cohen & Company manages, which were all securitized prior to 2008. The Principal Investing segment is comprised primarily of investments the Company holds related to its SPAC franchise and other investments the Company has made for the purpose of earning an investment return rather than investments made to support its trading, matched book repo, or other capital markets business activity. For more information, please visit www.cohenandcompany.com.

Note 1: Adjusted pre-tax income (loss) and adjusted pre-tax income (loss) per share are non-GAAP measures of performance. Please see the discussion under “Non-GAAP Measures” below. Also see the tables below for the reconciliations of non-GAAP measures of performance to their corresponding GAAP measures of performance.

4

Forward-looking Statements

This communication contains certain statements, estimates, and forecasts with respect to future performance and events. These statements, estimates, and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek,” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties, and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.cohenandcompany.com/investor-relations/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, including those caused by the Russian invasion of Ukraine, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) an inability to generate incremental income from new or expanded businesses, (i) unanticipated market closures or effects due to inclement weather or other disasters, (j) losses (whether realized or unrealized) on our principal investments, (k) the possibility that payments to the Company of subordinated management fees from its CDOs will continue to be deferred or will be discontinued, (l) the possibility that the stockholder rights plan may fail to preserve the value of the Company’s deferred tax assets, whether as a result of the acquisition by a person of 5% of the Company’s common stock or otherwise, (m) the possibility that the Company’s third sponsored insurance SPAC, INSU Acquisition Corp. III, does not successfully consummate a business combination, (n) a reduction in the volume of investments into SPACs, (o) the difficulty in identifying potential business combinations as a result of increased competition in the SPAC market, (p) the value of our holdings of founders shares in Shift Technologies, Inc. and Metromile Inc. is volatile and may decline and the possibility that significant portions of the founder shares may remain restricted for a long period of time, (q) the possibility that the Company will stop paying quarterly dividends to its stockholders, and (r) the impacts of the COVID-19 pandemic. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties, and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of our business, our revenue and operating results may fluctuate materially from quarter to quarter. Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and, therefore, will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods. As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

5

 COHEN & COMPANY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	12/31/21	9/30/21	12/31/20	12/31/21	12/31/20
Revenues
Net trading	$15,204	$16,599	$18,087	$69,385	$73,611
Asset management	5,136	1,856	3,821	10,923	8,759
New issue and advisory	17,209	8,838	1,734	28,736	2,234
Principal transactions and other revenue	(10,507)	(20,709)	42,723	37,324	45,506
Total revenues	27,042	6,584	66,365	146,368	130,110
Operating expenses
Compensation and benefits	23,634	20,577	23,479	85,048	59,902
Business development, occupancy, equipment	990	869	671	3,365	2,708
Subscriptions, clearing, and execution	2,562	2,581	2,517	10,307	9,887
Professional services and other operating	2,404	1,585	1,838	7,684	7,068
Depreciation and amortization	113	90	85	371	334
Impairment of goodwill	-	-	-	-	7,883
Total operating expenses	29,703	25,702	28,590	106,775	87,782
Operating income (loss)	(2,661)	(19,118)	37,775	39,593	42,328
Non-operating income (expense)
Interest expense, net	(1,706)	(1,731)	(1,951)	(7,233)	(9,589)
Other non-operating income (expense)	-	-	-	2,127	-
Income (loss) from equity method affiliates	28,498	2,857	(244)	36,010	(2,955)
Income (loss) before income tax expense (benefit)	24,131	(17,992)	35,580	70,497	29,784
Income tax expense (benefit)	(2,191)	(248)	(8,046)	(1,614)	(8,669)
Net income (loss)	26,322	(17,744)	43,626	72,111	38,453
Less: Net income (loss) attributable to the convertible non-controlling interest	4,954	(11,221)	17,074	25,255	14,200
Less: Net income (loss) attributable to the non-convertible non-controlling interest	17,737	(3,094)	11,801	35,574	10,048
Net income (loss) attributable to Cohen & Company Inc.	$3,631	$(3,429)	$14,751	$11,282	$14,205

Earnings per share
Basic
Net income (loss) attributable to Cohen & Company Inc.	$3,631	$(3,429)	$14,751	$11,282	$14,205
Basic shares outstanding	1,328	1,314	1,070	1,187	1,131
Net income (loss) attributable to Cohen & Company Inc. per share	$2.73	$(2.61)	$13.79	$9.50	$12.56
Fully Diluted
Net income (loss) attributable to Cohen & Company Inc.	$3,631	$(3,429)	$14,751	$11,282	$14,205
Net income (loss) attributable to the convertible non-controlling interest	4,954	(11,221)	17,074	25,255	14,200
Net interest attributable to convertible debt, net of taxes	301	-	39	1,183	1,162
Income tax and conversion adjustment	2,836	237	7,924	1,828	9,452
Enterprise net income (loss)	$11,722	$(14,413)	$39,788	$39,548	$39,019
Basic shares outstanding	1,328	1,314	1,070	1,187	1,131
Unrestricted Operating LLC membership units exchangeable into COHN shares	2,856	2,856	2,803	2,851	2,801
Additional dilutive shares	1,320	-	1,334	1,247	1,159
Fully diluted shares outstanding	5,504	4,170	5,207	5,285	5,091
Fully diluted net income (loss) per share	$2.13	$(3.46)	$7.64	$7.48	$7.66

Reconciliation of adjusted pre-tax income (loss) to net income (loss) attributable to Cohen & Company Inc. and calculations of per share amounts
Net income (loss) attributable to Cohen & Company Inc.	$3,631	$(3,429)	$14,751	$11,282	$14,205
Addback: Impairment of goodwill	-	-	-	-	7,883
Addback (deduct): Other non-operating income	-	-	-	(2,127)	-
Addback (deduct): Income tax expense (benefit)	(2,191)	(248)	(8,046)	(1,614)	(8,669)
Addback (deduct): Net income (loss) attributable to the convertible non-controlling interest	4,954	(11,221)	17,074	25,255	14,200
Adjusted pre-tax income (loss)	6,394	(14,898)	23,779	32,796	27,619
Net interest attributable to convertible debt	390	-	381	1,534	1,504
Enterprise pre-tax income (loss) for fully diluted adjusted pre-tax income (loss) per share calculation	$6,784	$(14,898)	$24,160	$34,330	$29,123
Fully diluted shares outstanding	5,504	4,170	5,207	5,285	5,091
Fully diluted adjusted pre-tax income (loss) per share	$1.23	$(3.57)	$4.64	$6.50	$5.72

6

COHEN & COMPANY INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2021
	(unaudited)	December 31, 2020
Assets
Cash and cash equivalents	$50,567	$41,996
Receivables from brokers, dealers, and clearing agencies	68,392	52,917
Due from related parties	4,581	2,812
Other receivables	3,203	3,929
Investments - trading	223,865	242,961
Other investments, at fair value	56,033	58,540
Receivables under resale agreements	3,175,645	5,716,343
Investment in equity method affiliates	48,238	13,482
Deferred income taxes	9,468	7,397
Goodwill	109	109
Right-of-use asset - operating leases	10,273	6,063
Other assets	3,885	2,830
Total assets	$3,654,259	$6,149,379

Liabilities
Payables to brokers, dealers, and clearing agencies	$160,896	$156,678
Accounts payable and other liabilities	22,701	46,251
Accrued compensation	22,577	14,359
Trading securities sold, not yet purchased	62,512	44,439
Other investments sold, not yet purchased	2,488	7,415
Securities sold under agreements to repurchase	3,171,415	5,713,212
Operating lease liability	10,813	6,531
Redeemable Financial Instruments	7,957	11,957
Debt	43,394	47,100
Total liabilities	3,504,753	6,047,942

Equity
Voting nonconvertible preferred stock	27	27
Common stock	17	13
Additional paid-in capital	72,006	65,031
Accumulated other comprehensive loss	(905)	(821)
Accumulated deficit	(9,730)	(20,341)
Total stockholders' equity	61,415	43,909
Noncontrolling interest	88,091	57,528
Total equity	149,506	101,437
Total liabilities and equity	$3,654,259	$6,149,379

7

Non-GAAP Measures

Adjusted pre-tax income (loss) and adjusted pre-tax income (loss) per diluted share

Adjusted pre-tax income (loss) is not a financial measure recognized by GAAP. Adjusted pre-tax income (loss) represents net income (loss) attributable to Cohen & Company Inc., computed in accordance with GAAP, excluding impairment of goodwill, other non-operating income and income tax expense (benefit), plus the net income (loss) attributable to the convertible non-controlling interest. Impairment of goodwill has been excluded from adjusted pre-tax income (loss) because it is a non-recurring, non-cash item. Other non-operating income, representing the forgiveness of our PPP loan, has been excluded because it is a non-recurring item. Income tax expense (benefit) has been excluded because a pre-tax measurement of enterprise earnings that includes net income (loss) attributable to the convertible non-controlling interest is a useful and appropriate measure of performance. Furthermore, our income tax expense (benefit) has been, and we expect it will continue to be, a substantially non-cash item for the foreseeable future, generated from adjustments in our valuation allowance applied to the Company’s gross deferred tax assets. Convertible non-controlling interest is added back to adjusted pre-tax income because the underlying Cohen & Company, LLC equity units are convertible into Cohen & Company Inc. shares. Adjusted pre-tax income (loss) per diluted share is calculated, by dividing adjusted pre-tax income (loss) by diluted shares outstanding, both of which include adjustments used in the corresponding calculation in accordance with GAAP.

We present adjusted pre-tax income (loss) and related per diluted share amounts in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted pre-tax income (loss) and related per diluted share amounts help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash or recurring impact on our current operating performance. In addition, our management uses adjusted pre-tax income (loss) and related per diluted share amounts to evaluate the performance of our enterprise operations. Adjusted pre-tax income (loss) and related per diluted share amounts, as we define them, are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted pre-tax income (loss) should not be assessed in isolation from or construed as a substitute for net income (loss) attributable to Cohen & Company Inc. prepared in accordance with GAAP. Adjusted pre-tax income (loss) is not intended to represent and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Contact:

Investors -	Media -
Cohen & Company Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr.	James Golden or Andrew Squire
Executive Vice President and	212-355-4449
Chief Financial Officer	jgolden@joelefrank.com or asquire@joelefrank.com
215-701-8952
investorrelations@cohenandcompany.com

8